LifeVantage Announces 7:1 Reverse Stock Split
-Company Reiterates Fiscal Year 2016 Guidance -

Salt Lake City, UT, October 16, 2015, LifeVantage Corporation (NASDAQ: LFVN) (“LifeVantage” or the “Company”) today announced a 7:1 reverse split of its common stock, which is expected to be effective as of 12:01 a.m. Mountain Daylight Time on October 19, 2015. Beginning with the opening of trading on October 19, 2015, the Company expects its common stock will trade on the Nasdaq Capital Market on a split adjusted basis.

At LifeVantage’s fiscal year 2016 annual meeting of shareholders on October 15, 2015, the Company’s shareholders authorized the Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split at a ratio of not less than 3:1 nor greater than 8:1, with the final ratio to be selected by the Company’s Board of Directors in its discretion following shareholder approval. The Board of Directors engaged an investment banking firm to provide advice regarding the split ratio and, following the annual meeting on October 15, 2015, approved the reverse stock split and determined the ratio to be 7:1.

Upon the effectiveness of the reverse stock split, every seven (7) shares of LifeVantage common stock outstanding will automatically be combined into one (1) share of common stock with no change in par value per share. Proportionate adjustments will be made to (i) the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options and warrants to purchase shares of the Company’s common stock and (ii) the number of authorized shares of common stock reserved for future issuance under the Company’s equity compensation plans.

The Company’s common stock will continue to trade on NASDAQ under the symbol “LFVN.” The new CUSIP number for the common stock following the reverse stock split is 53222K205.

No fractional shares will be issued following the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company's transfer agent, Computershare, will send instructions for exchanging those certificates for new certificates representing the post-split number of shares. Computershare can be reached at (800) 962-4284.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 11, 2015, a copy of which is also available at www.sec.gov or at www.lifevantage.com under Financial Information on the Investor Relations page.

Reiterating Fiscal Year 2016 Guidance
The Company is reiterating its fiscal year 2016 annual guidance; earnings per share outlook is updated based on the adjusted share count following effectiveness of the reverse stock split. The Company continues to expect to generate revenue in the range of $195 million to $210 million in fiscal year 2016 and to achieve operating margin in the range of 8.5% to 10.5%. Following the reverse stock split, the Company now expects earnings per diluted share in the range of $0.56 to $0.77, based on an estimated 14.3 million diluted shares and a 36% effective tax rate. The Company’s previous earnings per share range was $0.08 to $0.11, based on an estimated 100 million diluted shares.

The Company plans to report first quarter fiscal year 2016 financial results during the first week of November 2015.

About LifeVantage Corporation

LifeVantage Corporation (Nasdaq:LFVN), is a science based network marketing company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, the TrueScience™ Anti-Aging Skin Care Regimen, Canine Health, and the AXIO™ energy product line. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to", "focus", "design" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the timing of the effectiveness of our reverse stock split, our continued listing on NASDAQ and our future financial performance, including projected revenue and diluted earnings per share. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
John Mills (646) 277-1254
Partner, ICR INC